UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	April 7, 2011
(Date of earliest event reported)	April 5, 2011

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 5, 2011, ONEOK, Inc. (“ONEOK” or “we”) entered into a five-year, $1.2 billion unsecured revolving credit facility, which includes a $100 million letter of credit subfacility and a $100 million swing line subfacility, with the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender, and a letter of credit issuer, and JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland plc, as letter of credit issuers (the “2011 Credit Agreement”). Under the terms of the 2011 Credit Agreement, we may request an increase in the commitments of up to an additional $500 million by commitments from either new lenders or increased commitments from existing lenders.

The 2011 Credit Agreement replaces the Amended and Restated Credit Agreement, dated as of July 14, 2006, by and among ONEOK, the lenders party thereto, Bank of America, N.A., as administrative agent, a lender, swing line lender and a letter of credit issuer, and Citibank, N.A., as syndication agent, a letter of credit issuer and a lender, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated September 26, 2008 (together with the amendment, the “Existing Credit Agreement”), and will be used for general corporate purposes, including as a backstop for our commercial paper program.

ONEOK’s obligations under the 2011 Credit Agreement are unsecured and are not guaranteed by any of its subsidiaries or affiliates. The 2011 Credit Agreement matures on April 5, 2016. We may extend the maturity date, subject to the lenders’ consent, by one year up to two times prior to each anniversary date of the 2011 Credit Agreement.

The 2011 Credit Agreement contains various customary conditions to borrowing, and customary affirmative, negative and financial ratio maintenance covenants. The 2011 Credit Agreement also contains various customary events of default, the occurrence of which could result in a termination of the lenders’ commitments and the acceleration of all of ONEOK’s obligations thereunder.

The foregoing description of the terms and conditions of the 2011 Credit Agreement is not complete and is in all respects subject to the actual provisions of the 2011 Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 1.02		Termination of a Material Definitive Agreement.

On April 5, 2011, ONEOK terminated its Existing Credit Agreement, subject to the survival of any provisions which by their terms survive the termination.

Item 2.03		Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 7.01		Regulation FD Disclosure.

We issued a news release on April 5, 2011, announcing the 2011 Credit Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01		Financial Statements and Exhibits.

	(d)	Exhibits

Exhibit Number		Description

10.1

Credit Agreement, dated as of April 5, 2011, among ONEOK, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender, and a letter of credit issuer, and JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland plc, as letter of credit issuers.

99.1		News release issued by ONEOK, Inc. dated April 5, 2011.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: April 7, 2011	By:	/s/ Robert F. Martinovich
Robert F. Martinovich, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of April 5, 2011, among ONEOK, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender, and a letter of credit issuer, and JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland plc, as letter of credit issuers.

99.1	News release issued by ONEOK, Inc. dated April 5, 2011.

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